Exhibit 99.1

Synergy CHC Corp. Announces Receipt of Nasdaq Letter

N. WINDHAM, Maine, August 21, 2026 (GLOBE NEWSWIRE) – Synergy CHC Corp. (NASDAQ: SNYR) (“Synergy” or the “Company”), a consumer health and wellness company, today announced that it received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) on August 20, 2026, indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) due to the delayed filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Q2 Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Listing Rule requires companies with securities listed on Nasdaq to timely file all required periodic reports with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

In accordance with Nasdaq’s listing rules, the Company has 60 calendar days after the Notice, or until October 19, 2026, to submit a plan of compliance to Nasdaq addressing how the Company intends to regain compliance with the Listing Rule. Pursuant to the Notice, Nasdaq has the discretion to grant the Company up to 180 calendar days from the Q2 Form 10-Q’s due date, or February 10, 2027, for the Company to regain compliance with the Listing Rule.

At this time, the Company is unable to predict when, or whether, the Q2 Form 10-Q will be filed. There can be no assurance that the Company will file the Q2 Form 10-Q or otherwise regain compliance with the Listing Rule.

About Synergy CHC Corp.

Synergy CHC Corp. develops and markets consumer health and wellness products, led by its flagship brands FOCUSfactor® and Flat Tummy®. FOCUSfactor®, a clinically studied brain health supplement and functional beverage line with a 25-year legacy, enjoys established distribution in the U.S., Canada and Mexico through major retailers including Walmart, Amazon, BJ’s, and Walgreens, among others. Flat Tummy® complements Synergy’s portfolio as a lifestyle brand focused on women's wellness and weight management.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to the Company's efforts to regain compliance with Nasdaq Listing Rule 5250(c)(1), the submission and potential acceptance of a compliance plan by Nasdaq, the possibility of any extension that may be granted by Nasdaq, and the timing of any future SEC filings. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a material delay in the Company’s financial reporting, uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, the duration of any extension that may be granted by Nasdaq, and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Investor Relations

Gateway Group

Cody Slach, Greg Robles

949.574.3860

SNYR@gateway-grp.com